Exhibit 99.1

SenesTech Announces Second Quarter 2018 Financial and Operational Results

FLAGSTAFF, Ariz., Aug. 13, 2018 /PRNewswire/ — SenesTech, Inc. (NASDAQ: SNES), a developer of proprietary technologies for managing animal pest populations through fertility control, today announced second quarter 2018 financial and operational results and other recent developments.

SenesTech will hold a conference call today at 5:00pm ET (2:00 PT) to discuss these results and expectations for the coming year.

Key commercial and recent highlights:

•	Subsequent to the end of the quarter, the Company announced sales for the month of July 2018, with revenue between $50,000 and $60,000 in the month alone, a significant increase compared to all of the second quarter 2018 as commercialization efforts significantly begin to ramp for ContraPest®;
•	On July 12th, the California Department for Pesticide Regulation approved ContraPest for sale and use in California;
•	SenesTech and Pestmaster Services, a national pest management firm, collaborated on the first deployment of ContraPest in the state of California;
•	SenesTech entered into a distribution agreement with the Bug Off Pest Control Center of New York City, providing unique access to that market;
•	SenesTech entered into a distribution agreement with Forshaw, Inc., a pest management distributor operating in the eastern U.S.;
•	Initial study data presented at the Hawaii Conservation Conference indicates that ContraPest is readily consumed even in the presence of other food sources;
•	Publicity surrounding the Hawaii study formally launched ContraPest sales in Hawaii;
•	SenesTech filed a request with the U.S. Environmental Protection Agency to consider the reclassification of ContraPest® from 'Restricted Use Pesticide' to a 'General Use' pesticide;
•	SenesTech sponsored a "State of the Market Report" on rodent control in the food security segment, which provided proprietary information on customer insights and trends in that segment.; and
•	The Company raised approximately $6.2 million in gross proceeds from a rights offering to proceed with targeted ContraPest promotion, further product development and label expansion.
•	The Company also raised approximately $2.2 million in gross proceeds from the exercise of warrants.

Management Discussion

Dr. Loretta Mayer, Chair and CEO of SenesTech, said, "Growing the business is our #1 objective and we continue to make measurable progress in establishing SenesTech as a valuable addition to the pest management industry. With the recent approval for sale and use in California, we achieved an important milestone that sets the stage for the commercial success of ContraPest in a market that is seeking proven, non-lethal solutions that can be added to IPM protocols to bring rat populations down and keep them down, while also reducing the usage of lethal methodologies. Our nationwide distribution channel continues to expand as pest management professionals (PMPs) throughout the country are adopting our solution, ContraPest, to complement their service offerings and help improve their effectiveness in serving their end-user customers. Success in not marked by the first sale, it is the second and subsequent sales that matter.  We are experiencing that with reorders.  We are setting the stage for our goal of achieving meaningful revenue growth in the coming quarters and into 2019."

Tom Chesterman, CFO and head of commercialization for SenesTech, commented, "The customer acquisition program that we initiated in April is now beginning to gain real traction. The new distributors and pest management professionals that we have established relationships with in recent months are now increasingly adopting ContraPest to create a balanced set of solutions that we believe can have an immediate and sustained impact on managing pest populations."

"As the business transitions into a period of acceleration and growth, we expect that the infrastructure built to this point will be able to methodically evolve as the demand for ContraPest increases in the years to come. The rights offering provided us sufficient funding toward making that to happen. From an operational perspective, we are highly focused on managing operating expenses and becoming as efficient as possible in managing that growth. This is an exciting period for the Company as we progress into the next level of our development," Mr. Chesterman concluded.

Second Quarter 2018 Financial Results

Revenues from product sales during Q2 2018 ended June 30, 2018 were $36,000, compared to $10,000 of revenue from product sales during Q2 2017. As announced in a press release on August 1, 2018, the Company recorded a record sales month subsequent to the end of the quarter, with revenue during the month of July 2018 of approximately $50,000 to $60,000.

Operating expenses during Q2 2018 were approximately $4.1 million, compared to approximately $3.6 million during Q2 2017. Operating expenses during Q2 2018 included non-cash equity compensation of $1.7 million related to warrants issued as an inducement for the exercise of outstanding warrants on June 20, 2018, which exercise resulted in gross cash proceeds to the Company of $1.7 million. Excluding this expense, adjusted operating expenses would have been $2.4 million. The decrease in adjusted operating expense was attributable to decreases in net salary costs and professional service fees, and a decrease in R&D related-activities. The Company anticipates that operating cash utilization will continue at or below $750,000 per month.

Net loss during Q2 2018 was approximately $(4.1) million or $(0.25) per share, compared to approximately $(3.6) million, or $(0.35) per share, during Q2 2017.

Adjusted EBITDA, which is a non-GAAP measure of operating performance, was $(1.9) million during Q1 2018, compared to $(2.7) million during Q2 2017.

Cash, cash equivalents and highly liquid investments at the end of the second quarter were approximately $4.3 million. Subsequent to the end of the second quarter, the Company announced it had raised approximately $6.2 million of gross proceeds in a rights offering and approximately $2.2 million in gross proceeds from the exercise of warrants.

Second Quarter 2018 Conference Call Details

Date and Time: 5:00 pm ET (2:00 pm PT) on Monday, August 13, 2018

Call-in Information: Interested parties can access the conference call by dialing (844) 308-3351 or (412) 317-5407.

Live Webcast Information: Interested parties can access the conference call via a live Internet webcast, which is available in the Investor Relations section of the Company's website at http://senestech.investorroom.com/.

To Ask a Question: The conference call will be moderated by Lytham Partners, an investor relations firm. There will be three options to ask a question during the call:

1.	Questions can be asked live during the call-in portion of the conference call.
2.	The live webcast will feature an option to submit questions in writing during the event.
3.	If you are unable to attend the event, you can submit a question in advance to Senestech@LythamPartners.com.

Replay: A teleconference replay of the call will be available for three days at (877) 344-7529 or (412) 317-0088, confirmation #10123067. A webcast replay will be available in the Investor Relations section of the Company's website at http://senestech.investorroom.com/ for 90 days.

Use of Non-GAAP Measure

Adjusted EBITDA is presented herein and is a non-GAAP measure. However, this measure is not intended to be a substitute for those financial measures reported in accordance with GAAP. Adjusted EBITDA has been included because management believes that, when considered together with the GAAP figures, it provides meaningful information related to our operating performance and liquidity and can enhance an overall understanding of financial results and trends. See our attached financials for a reconciliation of this non-GAAP measure to the most comparable GAAP measure.

About SenesTech

SenesTech has developed and is in the process of commercializing a proprietary technology for managing animal pest populations, primarily rat populations, through fertility control. For more information visit the SenesTech website at www.senestech.com.

Safe Harbor Statement

This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" involve estimates, assumptions, risks and uncertainties and describe future expectations, plans, results, or strategies. Forward looking statements are generally preceded by words such as "may," "future," "believe," "plan," "will" or "should," "continue," "expect," "anticipates," "eventually," "projected" or other comparable terminology. Such forward looking statements include, but are not limited to: our expectations regarding the pest management industry, our expectations regarding our customer acquisition program, our expectations regarding the acceleration and growth of revenue and our business generally, our expectations regarding demand for our products, our expectations regarding the amount and sufficiency of proceeds from the rights offering, our expectations regarding our utilization of operating cash, our expectations regarding operating results, and our expectations related to our product messaging and customer and distribution relationships.  You should not unduly rely on forward looking statements because such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that actual results may differ materially from those projected in the forward-looking statements as a result of various factors and other risks identified in our filings with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management's assumptions and estimates as of such date. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events or otherwise.

Financial Tables to Follow

SENESTECH, INC.

BALANCE SHEETS

(In thousands, except shares and per share data)

	June 30,	December 31,
	2018	2017
	(Unaudited)

ASSETS
Current assets:
Cash	$1,847	$2,101
Investment in securities held to maturity	2,447	5,023
Accounts receivable	32	16
Deferred offering costs	335	-
Prepaid expenses	202	170
Inventory	1,188	540
Deposits	12	19
Total current assets	6,063	7,869

Property and equipment, net	1,142	1,454
Total assets	$7,205	$9,323

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Short-term debt	$244	$177
Accounts payable	461	391
Accrued expenses	493	589
Notes payable, related parties	3	12
Total current liabilities	1,201	1,169

Long-term debt, net	310	591
Deferred rent	29	41
Total liabilities	1,540	1,801

Commitments and contingencies (See note 15)	-	-

Stockholders' equity:
Common stock, $0.001 par value, 100,000,000 shares authorized, 18,040,497 and 16,404,195 shares issued and outstanding at June 30, 2018 and December 31, 2017, respectively	18	16
Additional paid-in capital	86,022	81,103
Accumulated deficit	(80,375)	(73,597)
Total stockholders' equity	5,665	7,522

Total liabilities and stockholders' equity	$7,205	$9,323

See accompanying notes to financial statements.

SENESTECH, INC.

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except shares and per share data)

(Unaudited)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2018	2017	2018	2017

Revenue:
Sales	$36	$10	$55	$17
Cost of sales	20	12	39	16
Gross profit (loss)	16	(2)	16	1

Operating expenses:
Research and development	636	973	1,270	1,796
General and administrative	3,465	2,632	5,493	5,271
Total operating expenses	4,101	3,605	6,763	7,067

Net operating loss	(4,085)	(3,607)	(6,747)	(7,066)

Other income (expense):
Interest income	1	1	7	11
Interest expense	(22)	(8)	(44)	(21)
Interest expense, related parties	-	-	-	(1)
Other income (expense)	(7)	31	6	39
Total other income (expense)	(28)	24	(31)	28

Net loss	$(4,113)	$(3,583)	$(6,778)	$(7,038)

Weighted average common shares outstanding - basic and fully diluted	16,696,051	10,205,601	16,596,770	10,183,383

Net loss per common share - basic and fully diluted	$(0.25)	$(0.35)	$(0.41)	$(0.69)

See accompanying notes to financial statements.

SENESTECH, INC.

STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	For the Six Months
	Ended June 30,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(6,778)	$(7,038)
Adjustments to reconcile net loss to net cash used in operating activities:
(Gain) on investments held to maturity	(32)	(11)
Amortization of discounts on investments held to maturity	-	1
Bad debts expense	5	2
Depreciation and amortization	224	154
Stock-based compensation	2,735	1,872
Loss on sale of equipment	15	-
Loss on early extinguishment of debt	10	-
(Gain) loss on remeasurement of common stock warrant liability	1	(36)
(Increase) decrease in current assets:
Accounts receivable	(21)	(1)
Prepaid expenses	(32)	145
Inventory	(648)	(243)
Deposits	7	(217)
Increase (decrease) in current liabilities:
Accounts payable	70	68
Accrued contract cancellation settlement	-	(1,000)
Accrued expenses	(97)	655
Deferred rent	(12)	13
Net cash used in operating activities	(4,553)	(5,636)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of securities held to maturity	-	(2,940)
Proceeds received on sale of securities held to maturity	2,608	-
Proceeds received on sale of equipment	185	-
Purchase of property and equipment	(102)	(863)
Net cash provided by (used in) investing activities	2,691	(3,803)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from the issuance of notes payable	-	389
Repayments of notes payable	(198)	(23)
Repayments of notes payable, related parties	(9)	(16)
Repayments of capital lease obligations	(36)	(63)
Proceeds from the exercise of warrants	2,213	-
Payment of deferred offering costs	(335)	-
Payment of employee withholding taxes related to share-based awards	(27)	-
Net cash provided by financing activities	1,608	287

NET CHANGE IN CASH	(254)	(9,152)
CASH AT BEGINNING OF PERIOD	2,101	11,826
CASH AT END OF PERIOD	$1,847	$2,674

SUPPLEMENTAL INFORMATION:
Interest paid	$44	$22
Income taxes paid	$-	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Purchases of equipment under capital lease obligations	$10	$316

See accompanying notes to financial statements.

SenesTech Inc.

Itemized Reconciliation Between Net Loss and Non-GAAP Adjusted EBITDA

For the Three and Six Months Ended June 30, 2018 and 2017

(Unaudited)

(in thousands)	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2018	2017	2018	2017
Net Loss (As Reported, GAAP)	(4,113)	(3,583)	(6,778)	(7,038)

Non-GAAP Adjustments:
Interest and dividends	21	7	37	11
Stock-based compensation	2,037	811	2,735	1,872
Loss on sale of assets	15	-	15	-
Gain on investments held to maturity	(19)	-	(32)	(11)
Loss on early extinguishment of debt	10	-	10	-
Change in fair value of derivative	1	(27)	1	(36)
Amortization and accretion:
Amortization of discounts on investments held to maturity	-	13	5	18
Depreciation expense	107	95	224	154
Total of non-GAAP adjustments	2,172	899	2,995	2,008

Adjusted EBITDA Loss (Non-GAAP)	(1,941)	(2,684)	(3,783)	(5,030)

CONTACT: Investor: Robert Blum, Joe Dorame, Joe Diaz, Lytham Partners, LLC, 602-889-9700, senestech@lythampartners.com or Company: Tom Chesterman, Chief Financial Officer, SenesTech, Inc., 928-779-4143